Exhibit 99.1

MEREDITH CORPORATION SEEKS SHAREHOLDER APPROVAL OF CHARTER AMENDMENT

DES MOINES, IA (September 9, 2020) – Meredith Corporation (NYSE: MDP; Meredith.com) today announced that it will seek shareholder approval of an amendment to its charter that would increase options for a tax-efficient separation of the Company’s National and Local media groups while preserving the rights currently held by both classes of shareholders if such a potential future event could maximize shareholder value.

The proposed amendment is not in response to any specific conversations or events. Instead, the Company believes it is a prudent step to increase the number of options available. There is no timeline for nor assurance of a potential transaction resulting from this proposed charter amendment.

Meredith’s Board of Directors has unanimously approved the proposed charter amendment. Under Iowa law, the proposed charter amendment is subject to approval by Meredith’s Class B and common shareholders, each voting as a separate class, as well as by a vote of all shareholders voting together as a single class. Meredith intends to seek approval of the charter amendment at its annual meeting of shareholders, which is scheduled to be held November 11, 2020. Meredith has filed a preliminary proxy statement with the SEC, which shareholders can access on Meredith’s corporate website for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, statements related to the proposed charter amendment and the Company’s position to enhance value and growth over the long term. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance or outlook, or variations of these words or similar expressions.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, market conditions, including the availability of debt capital and the terms upon which such debt can be secured, if at all; the impact of the COVID-19 pandemic on the Company, its customers and its suppliers; downturns in global, national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients or vendors; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company’s industries; increases in interest rates; the consequences of acquisitions and/or dispositions; the Company’s ability to comply with the terms of its debt financing; and the risk factors contained in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), which is available on the SEC’s website at www.sec.gov, and the Company’s other filings with the SEC. Such risk factors may be amplified by the COVID-19 pandemic and its potential impact on the Company’s business and the global economy. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT MEREDITH CORPORATION

Meredith Corporation has been committed to service journalism for 118 years. Today, Meredith uses multiple distribution platforms – including broadcast television, print, digital, mobile and video – to provide consumers with content they desire and to deliver the messages of its advertising and marketing partners.

Meredith's National Media Group brands serve more than 190 million unduplicated American consumers, including 120 million women and 90 percent of U.S. millennial women. Meredith is a leader in creating content across media platforms and life stages in key consumer interest areas such as entertainment, food, lifestyle, parenting and home. Meredith’s leading national brands include PEOPLE, Better Homes & Gardens, InStyle, Allrecipes, REAL SIMPLE, SHAPE, Southern Living and Martha Stewart Living. Meredith also features robust brand licensing activities including more than 3,000 SKUs of branded products at 4,000 Walmart stores across the U.S. and at walmart.com. Meredith’s National Media Group also includes leading affinity marketer Synapse, and The Foundry, the Company's state-of-the-art creative lab and content studio.

Meredith’s Local Media Group includes 17 television stations reaching 11 percent of U.S. households and 30 million viewers. Meredith’s portfolio is concentrated in large, fast-growing markets, with seven stations in the nation’s Top 25 markets – including Atlanta, Phoenix, St. Louis and Portland – and 13 in the Top 50. Meredith's stations produce 745 hours of local news and entertainment content each week, and operate leading local digital destinations. Meredith also owns MNI Targeted Media, which delivers targeted advertising solutions to more than 1,200 clients on a local, regional and national level.

Additional Disclosures Under The Federal Securities Laws

As described in the preliminary proxy statement referred to above, the annual meeting of Meredith shareholders will be held to, among other things, consider a proposal to amend Meredith’s charter. Shareholders are urged to read the definitive proxy statement when it becomes available, because it will contain important information about Meredith and the charter amendment proposal. Definitive proxy materials for the annual meeting are expected to be mailed on or about September 25, 2020.

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed amendment. SHAREHOLDERS ARE URGED TO READ CAREFULLY AND IN ITS ENTIRETY THE PRELIMINARY PROXY STATEMENT FILED WITH THE SEC, AND, WHEN THEY BECOME AVAILABLE, THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS, BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT MEREDITH AND THE CHARTER AMENDMENT PROPOSAL. The definitive proxy statement will be mailed to shareholders as of the record date of September 11, 2020. Shareholders may obtain free copies of Meredith’s preliminary proxy statement and its other SEC filings electronically by accessing the SEC's home page at http://www.sec.gov. Copies can also be obtained, free of charge, upon written request to Meredith, Attn: Secretary, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023, (515) 284-3000.

PARTICIPANTS IN SOLICITATION

This press release may constitute soliciting material under SEC Rule 14a-12, and Meredith and its directors, executive officers, and advisors may be deemed to be participants in the solicitation of proxies from the holders of Meredith common stock and class B common stock in respect of the proposed charter amendment.

Investors may obtain additional information regarding the interest of those participants by reading Meredith’s preliminary proxy statement and, when they become available, Meredith’s definitive proxy statement and other relevant proxy materials, and Meredith’s annual reports on Form 10-K and quarterly reports on Form 10-Q, as filed with the SEC.

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Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Art Slusark
Director of Investor Relations	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@meredith.com	E-mail: Art.Slusark@meredith.com

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